Exhibit 99.1

NEWS RELEASE

NASDAQ:EU

TSXV:EU

September 2, 2025

www.encoreuranium.com

enCore Energy Corp. Announces the Dewey Burdock ISR Uranium Project Approved for United States Government Fast-Track Permitting; First South Dakota Critical Minerals Project Added to Fast-41

DALLAS, September 2, 2025 – enCore Energy Corp. (NASDAQ: EU) (TSXV: EU) (the “Company” or “enCore”), America’s Clean Energy Company™, announced today that its Dewey Burdock ISR Uranium Project (“Dewey-Burdock Project”), located in South Dakota, has been approved for inclusion in the Fast-41 Program by the U.S. Federal Permitting Improvement Steering Council (“Permitting Council”). This is a component of the implementation of President Trump’s Executive Order on Immediate Measures to Increase American Mineral Production. The Company’s Dewey-Burdock Project received its Source and Byproduct Materials License in 2014, from the Nuclear Regulatory Commission (“NRC”), now under timely renewal, and will work with the NRC as the lead agency for federal permitting. enCore’s objective is to advance the Dewey Burdock Project into development and operation utilizing the In-Situ Recovery (“ISR”) uranium extraction process.

Under the Executive Order, the Permitting Council identifies priority infrastructure and critical mineral projects to receive accelerated permitting review. The addition of the first South Dakota ISR project supports the domestic uranium production focus of the United States. This focus enables the development of essential clean energy, extracted through environmentally responsible ISR technology, to provide affordable, reliable domestic energy. To learn more, please visit the Federal Permitting Dashboard: Dewey Burdock ISR Uranium Project | Permitting Dashboard

Executive Chairman, William M. Sheriff, stated: “enCore Energy is honored to see the Dewey Burdock Uranium Project selected as a Fast-41 Project and we look forward to working with the Permitting Council and the NRC to advance the project in an open and transparent process. Dewey Burdock plays an important role in supporting the U.S. nuclear fuel supply chain with domestically produced uranium for many years into the future. As the first critical mineral extraction project selected within the State of South Dakota we also look to working with the state government, tribal governments and local communities as we focus on building a stronger domestic supply of clean and affordable energy and providing economic stimulus to southwest South Dakota.”

About the Dewey Burdock ISR Uranium Project

The Dewey Burdock ISR Uranium Project (“Dewey Burdock Project), wholly owned by enCore, is an advanced-stage uranium project located in Custer and Fall River counties in South Dakota. The Dewey Burdock Project will recover uranium from subsurface sandstone ore bodies through ISR technology, which utilizes a chemical-free water based solution in the production wellfield to dissolve uranium minerals in place and then pumps the uranium-bearing solution to a central processing plant for recovery. The use of ISR technology allows for minimal surface disturbance compared to conventional open-pit or underground uranium mining. The project consists of wellfield areas, a central processing plant, supporting infrastructure and environmental protection systems.

The Company’s Dewey-Burdock Project received its Source and Byproduct Materials License SUA-1600 on April 8, 2014, from the NRC, covering 10,580 acres. The Company controls the mineral and surface rights for the area pertaining to the NRC license. With the approval of Fast-41, enCore’s objective is to advance the Dewey-Burdock Project into development and operation as an ISR uranium extraction project.

Mineral Resource Summary

ISR Resources	Measured	Indicated	M&I	Inferred
Lbs (U3O8)	14,285,988	2,836,159	17,122,147	712,624
Tons	5,419,779	1,968,443	7,388,222	645,546
Avg. GT	0.73	0.41	0.66	0.32
Avg. Grade (% U3O8)	0.13%	0.07%	0.12%	0.06%
Avg. Thickness (ft)	5.56	5.74	5.65	5.87

Notes:

1.	Effective date of mineral resource is October 8, 2024.

2.	enCore reports mineral reserves and mineral resources separately. Reported mineral resources do not include mineral reserves.

3.	The geological model used is based on geological interpretations on section and plan derived from surface drillhole information.

4.	Mineral resources have been estimated using a minimum grade-thickness cut-off of 0.20 ft% U3O8.

5.	Mineral resources are estimated based on the use of ISR for mineral extraction.

6.

Inferred mineral resources are estimated with a level of sampling sufficient to determine geological continuity but less confidence in grade and geological interpretation such that inferred resources cannot be converted to mineral reserves.

7.	Mineral resources that are not mineral reserves do not have demonstrated economic viability.

John M. Seeley, Ph.D., P.G., C.P.G., enCore’s Chief Geologist, and a Qualified Person under Canadian National Instrument 43-101 and S-K 1300, has reviewed and approved the technical disclosure in this news release on behalf of the Company.

About the Permitting Council and FAST-41

Established in 2015 by Title 41 of the Fixing America’s Surface Transportation Act (FAST-41), the Permitting Council, is a federal agency charged with improving the transparency and predictability of the federal environmental review and authorization process for certain critical infrastructure projects. The Permitting Council is comprised of the Permitting Council Executive Director, who serves as the Council Chair; 13 federal agency Council members (including deputy secretary-level designees of the Secretaries of Agriculture, Army, Commerce, Interior, Energy, Transportation, Defense, Homeland Security, and Housing and Urban Development, the Administrator of the Environmental Protection Agency, and the Chairs of the Federal Energy Regulatory Commission, Nuclear Regulatory Commission, and the Advisory Council on Historic Preservation); and the Chair of the White House Council on Environmental Quality and the Director of the Office of Management and Budget.

The Permitting Council coordinates federal environmental reviews and authorizations for projects that seek and qualify for FAST-41 coverage. FAST-41 covered projects are entitled to comprehensive permitting timetables and transparent, collaborative management of those timetables on the Federal Permitting Dashboard.

About enCore Energy Corp.

enCore Energy Corp., America’s Clean Energy Company™, is committed to providing clean, reliable, and affordable fuel for nuclear energy as the only United States uranium company with multiple Central Processing Plants in operation. The enCore team is led by industry experts with extensive knowledge and experience in all aspects of ISR uranium operations and the nuclear fuel cycle. enCore solely utilizes ISR for uranium extraction, a well-known and proven technology co-developed by the leaders at enCore Energy.

Following upon enCore’s demonstrated success in South Texas, future projects in enCore’s planned project pipeline include the Dewey Burdock project in South Dakota and the Gas Hills project in Wyoming. The Company holds other assets including non-core assets and proprietary databases. enCore is committed to working with local communities and indigenous governments to create positive impact from corporate developments.

Contact:

William M. Sheriff

Executive Chairman

972-333-2214

info@encoreuranium.com

www.encoreuranium.com

Cautionary Note Regarding Forward Looking Statements

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Forward-looking statements and information that are not statements of historical fact include, but are not limited to, any information relating to statements regarding future or potential extraction, and any other statements regarding future expectations, beliefs, goals or prospects, statements regarding the success of current and future ISR operations, our development plans, including that participation in the FAST-41 Program will accelerate the permitting process on the Dewey Burdock Project and that required permits will be received timely, the anticipated and assumed permitting and licensing timelines of the Dewey Burdock Project, the anticipated construction timelines and projects for the Dewey Burdock Project, our future extraction plans and expectations, including costs, extraction amounts, flow capacity and processing amounts of uranium for the Project and our commitment to working with local communities and indigenous governments to create positive impact from corporate developments should be considered forward looking statements. All such forward-looking statements are not guarantees of future results and forward-looking statements are subject to important risks and uncertainties, many of which are beyond the Company’s ability to control or predict, that could cause actual results to differ materially from those expressed in any forward looking statement, including those described in greater detail in our filings with the SEC and on SEDAR+, particularly those described in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, annual information form and MD&A. Forward-looking statements necessarily involve known and unknown risks, including, without limitation, risks associated with assumptions regarding project economics; discount rates; expenditures and the current cost environment; timing and schedule of the projects, general economic conditions; adverse industry events; future legislative and regulatory developments; the ability of enCore to implement its business strategies; receipt of permitting and regulatory approvals on a timely basis and other risks. A number of important factors could cause actual results or events to differ materially from those indicated or implied by such forward-looking statements, including without limitation exploration and development risks, changes in commodity prices, access to skilled personnel, the results of exploration and development activities; extraction risks; uninsured risks; regulatory risks; defects in title; the availability of materials and equipment, timeliness of government approvals and unanticipated environmental impacts on operations; litigation risks; risks posed by the economic and political environments in which the Company operates and intends to operate; increased competition; assumptions regarding market trends and the expected demand and desires for the Company’s products and proposed products; reliance on industry equipment manufacturers, suppliers and others; the failure to adequately protect intellectual property; the failure to adequately manage future growth; adverse market conditions, the failure to satisfy ongoing regulatory requirements and factors relating to forward looking statements listed above. Should one or more of these risks materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated, or expected. The Company assumes no obligation to update the information in this communication, except as required by law. Additional information identifying risks and uncertainties is contained in filings by the Company with the various securities commissions which are available online at www.sec.gov and www.sedarplus.ca.

Forward-looking statements are provided for the purpose of providing information about the current expectations, beliefs and plans of management. Such statements may not be appropriate for other purposes and readers should not place undue reliance on these forward-looking statements, that speak only as of the date hereof, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated. Forward-looking statements contained in this news release are expressly qualified by this cautionary statement.